Boston Private Financial Holdings, Inc. Reports Third Quarter 2013 Results
Third Quarter Highlights:

•
Core earnings growth: Net Income Attributable to the Company was $18.3 million, or $0.22 per share, versus Net Income of $15.1 million, or $0.18 per share excluding the effect of the significant transactions in the second quarter.

•	Deposit and loan growth: Deposits increased 8% linked quarter to $4.9 billion driven by growth in Demand Deposits and Money Market Accounts. Total Loans increased 2% linked quarter to $4.9 billion.

•
Core fees 41% of total revenue: Fees from Wealth Management businesses were flat on a linked quarter basis and up 9% year-over-year. Banking fees decreased 14% linked quarter due to a 42% decline in net gain on sale of mortgage loans, and decreased 4% on a year-over-year basis due to a 34% decrease in net gain on sale of mortgage loans.

•	Total Operating Expenses decreased: Total Operating Expenses decreased 8% on a linked quarter basis.

•
Provision credit: The Company recorded a provision credit of $6.0 million in the quarter due to net recoveries of previously charged-off loan amounts and a 12% linked quarter reduction in Criticized Loans.

Boston, MA - October 17, 2013 - Boston Private Financial Holdings, Inc. (NASDAQ: BPFH) (the "Company" or "BPFH") today reported third quarter 2013 GAAP Net Income Attributable to the Company of $18.3 million, compared to $21.3 million in the second quarter of 2013. Second quarter GAAP Net Income included a $6.3 million after-tax gain on the sale of the Company's Pacific Northwest private banking offices, which closed during the second quarter. BPFH reported third quarter diluted earnings per share of $0.22 compared to $0.11 in the second quarter of 2013. Second quarter diluted earnings per share was adversely impacted by the $11.7 million deemed dividend resulting from the repurchase of the preferred stock held by an affiliate of The Carlyle Group. While this deemed dividend impacted earnings per share, it did not impact Net Income Attributable to the Company.
On a year-over-year basis, GAAP Net Income Attributable to the Company increased 11% from $16.5 million in the third quarter of 2012. Diluted earnings per share increased 16% from $0.19 in the same period.
"We are pleased to see deposit growth in all three of our markets, which speaks to the progress made in implementing our Private Banking model on the West Coast," said Clayton G. Deutsch, CEO and President of the Company. "We are also pleased with the 10% year to date growth in revenues from our Wealth Management businesses. Ongoing revenue development in this area remains a high priority. Finally, the 8% decline in expenses and significant improvements in credit quality show that our expense discipline and our risk management strategy are serving us well."

Fee-Based Revenue 41% of Total Revenue
Core Fees and Income (Investment Management and Trust Fees, Private Bank Investment Management and Trust Fees, Wealth Advisory Fees, Other Banking Fee Income and Gain on Sale of Loans) for the third quarter decreased 1% to $29.8 million from $30.1 million in the second quarter of 2013. The decrease was driven by a decline in net gain on sale of mortgage loans in the Private Bank and a decrease in Investment Management and Trust Fees. Core Fees and Income increased 8% from $27.6 million on a year-over-year basis due to fee growth in the Company's Wealth Management businesses.
Total Assets Under Management/Advisory ("AUM") increased to $22.7 billion in the third quarter, up 4% from $21.8 billion in the second quarter of 2013. AUM increased 13% from $20.1 billion in the third quarter of 2012. The Company experienced third quarter 2013 AUM net inflows of $52 million, as compared to second quarter 2013 AUM net outflows of $228 million. AUM net inflows for the third quarter of 2012 were $223 million.
Net Interest Income
Net Interest Income in the third quarter was $42.3 million, down 4% from $43.9 million in the second quarter of 2013. On a year-over-year basis, Net Interest Income declined 9% from $46.4 million in the third quarter of 2012.
Net Interest Margin was 2.99% in the third quarter, down 15 basis points from 3.14% in the second quarter. The decrease was driven by higher cash balances, lower yields on Commercial and Residential Mortgage Loans and flat borrowing costs. On a year-over-year basis, Net Interest Margin decreased 12 basis points from 3.11% in the third quarter of 2012.
Total Operating Expenses Decreased 8% Linked Quarter
Total Operating Expenses for the third quarter of 2013 were $52.0 million, down 8% from $56.7 million in the second quarter of 2013. On a year-over-year basis, Total Operating Expenses decreased 11% from $58.2 million (including restructuring costs of $3.6 million) in the third quarter of 2012.
"The $52.0 million of third quarter expenses represents a normalized level for our Company," said David J. Kaye, Chief Financial Officer of Boston Private Financial Holdings, Inc. "The amount also fully captures the $10 million we committed to removing per the cost reduction program we announced in the third quarter of 2012."
Criticized Loans Decreased 12% Linked Quarter, 39% YOY
The Company recorded a $6.0 million credit to its Provision for Loan Losses in the third quarter of 2013, compared to a provision credit of $2.0 million in the second quarter. The provision credit was driven by recoveries of previously charged-off loan amounts and a reduction in Criticized Loans. In the third quarter of 2012, there was a provision credit of $4.0 million.
Criticized Loans decreased 12% to $169.3 million on a linked quarter basis, and decreased 39% year-over-year. Nonaccrual Loans ("Nonaccruals") decreased 3% to $50.8 million, down from $52.3 million on a linked quarter basis. On a year-over-year basis, Nonaccruals decreased 31% from $73.4 million. As a percentage of Total Loans, Nonaccruals were 1.03% at September 30, 2013, down five basis points from 1.08% at June 30, 2013. On a year-over-year basis, Nonaccruals as a percentage of Total Loans decreased 45 basis points from 1.48%.

Additional credit metrics are listed below on a linked quarter and year-over-year basis:

(In millions)	September 30, 2013	June 30, 2013	September 30, 2012
Total Criticized Loans	$169.3	$191.4	$275.5
Total Loans 30-89 Days Past Due and Accruing (13)	$8.2	$11.5	$9.5
Total Net Loans (Charged-off)/ Recovered	$2.4	$0.5	$(3.9)
Allowance for Loan Losses/ Total Loans	1.57%	1.67%	1.83%
Capital Position
Capital ratios are listed below on a linked quarter and year-over-year basis:

	September 30, 2013	June 30, 2013	September 30, 2012
Total Risk-Based Capital *	15.2%	15.6%	14.7%
Tier I Risk-Based Capital *	13.9%	14.3%	13.1%
Tier I Leverage Capital *	10.3%	10.4%	9.2%
TCE/TA	7.5%	7.6%	7.7%
Tier I Common Equity/ Risk Weighted Assets *	10.1%	9.9%	9.7%
*September 30, 2013 data is presented based on estimated data.

Dividend Payments
Concurrent with the release of the third quarter 2013 earnings, the Board of Directors of the Company declared a cash dividend to common shareholders of $0.07 per share. The record date for this dividend is November 8, 2013, and the payment date is November 22, 2013.
The Board of Directors of the Company also declared a cash dividend to holders of the Non-Cumulative Perpetual Preferred Stock, Series D of $17.375 per share, which will result in a dividend of $0.434375 per depositary share. The record date for this dividend is November 15, 2013, and the payment date is December 16, 2013.

Non-GAAP Financial Measures
The Company uses certain non-GAAP financial measures, such as net income excluding the effect of significant transactions (core earnings); earnings per share excluding the effect of significant transactions; tangible book value per share; the TCE/TA ratio; return on average common equity; return on average tangible common equity; pre-tax, pre-provision earnings; and the efficiency ratio (FTE basis), to provide information for investors to effectively analyze financial trends of ongoing business activities, and to enhance comparability with peers across the financial sector.  A detailed reconciliation table of the Company's GAAP to the non-GAAP measures is attached.

Conference Call
Management will hold a conference call at 8 a.m. Eastern Time on Friday, October 18, to discuss the financial results, business highlights and outlook. To access the call:
Dial In #: (888) 317-6003
Elite Entry Number: 6115600

Replay Information:
Available from October 18 at 12 noon until October 28

Dial In #: (877) 344-7529
Conference Number: 10034711

The call will be simultaneously webcast and may be accessed on www.bostonprivate.com.

Boston Private Financial Holdings, Inc.
Boston Private Financial Holdings, Inc. is a national financial services organization that owns Wealth Management and Private Banking affiliates in Boston, New York, Los Angeles and the San Francisco Bay Area. The Company has a $6 billion Private Banking balance sheet, and manages over $20 billion of client assets.

The Company positions its affiliates to serve the high net worth marketplace with high quality products and services of unique appeal to private clients. The Company also provides strategic oversight and access to resources, both financial and intellectual, to support affiliate management, marketing, compliance and legal activities. (NASDAQ: BPFH)

For more information about BPFH, visit the Company's website at www.bostonprivate.com.

Forward-Looking Statements
Certain statements in this press release that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. These statements include, among others, statements regarding our strategy, evaluations of future interest rate trends and liquidity, prospects for growth in assets, and prospects for overall results over the long term. You should not place undue reliance on our forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond the Company's control. Forward-looking statements are based on the current assumptions and beliefs of management and are only expectations of future results. The Company's actual results could differ materially from those projected in the forward-looking statements as a result of, among other factors, adverse conditions in the capital and debt markets and the impact of such conditions on the Company's private banking, investment management and wealth advisory activities; changes in interest rates; competitive pressures from other financial institutions; the effects of continued weakness in general economic conditions on a national basis or in the local markets in which the Company operates, including changes which adversely affect borrowers' ability to service and repay our loans; changes in loan defaults and charge-off rates; changes in the value of securities and other assets, adequacy of loan loss reserves, or decreases in deposit levels necessitating increased borrowing to fund loans and investments; increasing government regulation; the risk that goodwill and intangibles recorded in the Company's financial statements will become impaired; the risk that the Company's deferred tax asset may not be realized; risks related to the identification and implementation of acquisitions, dispositions and restructurings; changes in assumptions used in making such forward-looking statements; and the other risks and uncertainties detailed in the Company's Annual Report on Form 10-K and updated by the Company's Quarterly Reports on Form 10-Q; and other filings submitted to the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made. The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Note to Editors:
Boston Private Financial Holdings, Inc. is not to be confused with Boston Private Bank & Trust Company. Boston Private Bank & Trust Company is a wholly-owned subsidiary of BPFH. The information reported in this press release is related to the performance and results of BPFH.

###

CONTACT:
Jeanne Hess
Vice President, Investor Relations
Boston Private Financial Holdings, Inc.
(617) 912-3798
jhess@bostonprivate.com

Boston Private Financial Holdings, Inc.
Selected Financial Data (Unaudited)

	September 30, 2013	June 30, 2013	September 30, 2012
	(In thousands, except share and per share data)
Assets:
Cash and cash equivalents	$323,941	$67,654	$83,585
Investment securities available for sale	702,944	724,153	755,125
Loans held for sale	1,745	12,414	135,169
Total loans (1)	4,922,222	4,838,713	4,967,607
Less: Allowance for loan losses	77,177	80,800	91,129
Net loans	4,845,045	4,757,913	4,876,478
Other real estate owned (“OREO”)	776	776	3,186
Stock in Federal Home Loan Banks	39,715	40,622	42,886
Premises and equipment, net	29,319	29,093	28,390
Goodwill	110,180	110,180	110,180
Intangible assets, net	21,656	22,712	25,306
Fees receivable	10,653	9,950	9,460
Accrued interest receivable	13,442	14,831	16,731
Deferred income taxes, net	60,853	60,019	62,964
Other assets	114,670	116,613	123,324
Total assets	$6,274,939	$5,966,930	$6,272,784
Liabilities:
Deposits (1)	$4,942,765	$4,576,383	$4,662,794
Securities sold under agreements to repurchase	92,499	26,700	106,713
Federal funds purchased	—	65,000	85,000
Federal Home Loan Bank borrowings	391,466	448,706	552,946
Junior subordinated debentures	110,487	133,168	158,647
Other liabilities	97,461	90,035	91,407
Total liabilities	5,634,678	5,339,992	5,657,507
Redeemable Noncontrolling Interests	17,224	17,661	19,675
Shareholders’ Equity:
Preferred stock, $1.00 par value; authorized: 2,000,000 shares;
Series B, issued and outstanding (contingently convertible): 0 shares at September 30, 2013 and June 30, 2013, 401 shares at September 30, 2012; liquidation value: $100,000 per share	—	—	58,089
Series D, 6.95% Non-Cumulative Perpetual, issued and outstanding: 50,000 shares at September 30, 2013 and June 30, 2013, 0 shares at September 30, 2012; liquidation preference: $1,000 per share	47,753	47,754	—
Common stock, $1.00 par value; authorized: 170,000,000 shares; issued and outstanding: 79,821,898 shares at September 30, 2013; 79,734,389 shares at June 30, 2013; and 78,929,750 shares at September 30, 2012	79,822	79,734	78,930
Additional paid-in capital	623,485	626,950	644,801
Accumulated deficit	(123,879)	(142,215)	(189,838)
Accumulated other comprehensive income/ (loss)	(4,283)	(3,081)	3,620
Total Company’s shareholders’ equity	622,898	609,142	595,602
Noncontrolling interests	139	135	—
Total shareholders’ equity	623,037	609,277	595,602
Total liabilities, redeemable noncontrolling interests and shareholders’ equity	$6,274,939	$5,966,930	$6,272,784

Boston Private Financial Holdings, Inc.
Selected Financial Data (Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2013	June 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Interest and dividend income:	(In thousands, except share and per share data)
Loans	$46,484	$48,339	$52,533	$144,173	$157,882
Taxable investment securities	548	493	890	1,555	3,225
Non-taxable investment securities	746	778	782	2,363	2,382
Mortgage-backed securities	1,338	1,340	1,537	4,080	4,743
Federal funds sold and other	273	175	290	624	511
Total interest and dividend income	49,389	51,125	56,032	152,795	168,743
Interest expense:
Deposits	3,206	3,120	4,206	10,112	13,544
Federal Home Loan Bank borrowings	2,750	2,818	3,501	8,399	11,193
Junior subordinated debentures	1,119	1,156	1,507	3,429	4,950
Repurchase agreements and other borrowings	12	132	452	378	1,326
Total interest expense	7,087	7,226	9,666	22,318	31,013
Net interest income	42,302	43,899	46,366	130,477	137,730
Provision/ (credit) for loan losses	(6,000)	(2,000)	(4,000)	(8,000)	1,700
Net interest income after provision for loan losses	48,302	45,899	50,366	138,477	136,030
Fees and other income:
Investment management and trust fees - Investment Management	10,511	10,848	10,017	31,445	29,069
Investment management and trust fees - Private Banking	6,508	6,492	5,889	19,782	17,559
Wealth advisory fees	10,698	10,317	9,495	31,083	27,914
Other banking fee income	1,679	1,704	1,547	5,181	4,209
Gain on sale of loans, net	430	746	648	2,363	1,499
Total core fees and income	29,826	30,107	27,596	89,854	80,250
Gain on repurchase of debt	—	46	976	620	2,570
Gain/(loss) on sale of investments, net	7	18	25	35	878
Gain/(loss) on OREO, net	—	(47)	(104)	(13)	221
Gain on sale of Pacific Northwest offices (1)	—	10,574	—	10,574	—
Other	261	158	111	476	148
Total other income	268	10,749	1,008	11,692	3,817
Operating expense:
Salaries and employee benefits	33,102	34,054	34,688	104,605	106,071
Occupancy and equipment	7,302	7,594	8,078	22,399	23,274
Professional services	3,451	2,585	3,455	8,697	9,415
Marketing and business development	1,201	2,759	1,346	5,417	4,454
Contract services and data processing	1,462	1,484	1,446	4,514	3,989
Amortization of intangibles	1,056	1,101	1,082	3,275	3,263
FDIC insurance	823	954	1,138	2,817	2,969
Restructuring expense	—	—	3,581	—	4,280
Other	3,556	6,157	3,336	13,481	11,397
Total operating expense	51,953	56,688	58,150	165,205	169,112
Income before income taxes	26,443	30,067	20,820	74,818	50,985
Income tax expense	8,557	10,551	5,124	25,005	14,215
Net income from continuing operations	17,886	19,516	15,696	49,813	36,770
Net income from discontinued operations (2)	1,321	2,781	1,672	5,824	5,816
Net income before attribution to noncontrolling interests	19,207	22,297	17,368	55,637	42,586
Less: Net income attributable to noncontrolling interests	871	969	855	2,770	2,407
Net income attributable to the Company	$18,336	$21,328	$16,513	$52,867	$40,179

Boston Private Financial Holdings, Inc.
Selected Financial Data (Unaudited)

	Three Months Ended			Nine Months Ended
PER SHARE DATA:	September 30, 2013	June 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
	(In thousands, except share and per share data)
Calculation of Income for EPS:
Net income attributable to the Company	$18,336	$21,328	$16,513	$52,867	$40,179
Adjustments to Net Income Attributable to the Company to Arrive at Net Income Attributable to Common Shareholders (3)	(665)	(12,468)	(435)	(13,590)	(542)
Net Income Attributable to the Common Shareholders	17,671	8,860	16,078	39,277	39,637
LESS: Amount allocated to participating securities	(160)	(199)	(1,632)	(1,378)	(4,040)
Net Income Attributable to the Common Shareholders, after allocation to participating securities	$17,511	$8,661	$14,446	$37,899	$35,597

End of Period Common Shares Outstanding	79,821,898	79,734,389	78,929,750

Weighted Average Shares Outstanding:
Weighted average basic shares, including participating securities	78,710,259	80,472,013	85,392,074	81,580,479	85,118,930
LESS: Participating securities	(1,040,242)	(3,221,015)	(9,101,692)	(4,330,819)	(9,207,410)
PLUS: Dilutive potential common shares	1,523,731	1,127,880	1,077,229	1,238,510	902,683
Weighted Average Diluted Shares (4)	79,193,748	78,378,878	77,367,611	78,488,170	76,814,203

Diluted Total Earnings per Share	$0.22	$0.11	$0.19	$0.48	$0.46

Boston Private Financial Holdings, Inc.
Selected Financial Data (Unaudited)

(In thousands, except per share data)	September 30, 2013	June 30, 2013	September 30, 2012
FINANCIAL DATA:
Book Value Per Common Share	$7.21	$7.04	$6.81
Tangible Book Value Per Share (5)	$5.74	$5.57	$5.49
Market Price Per Share	$11.09	$10.64	$9.59

ASSETS UNDER MANAGEMENT AND ADVISORY:
Private Banking	$4,263,000	$4,126,000	$3,784,000
Investment Managers	9,697,000	9,149,000	8,553,000
Wealth Advisory	8,809,000	8,516,000	7,797,000
Less: Inter-company Relationship	(21,000)	(20,000)	(20,000)
Total Assets Under Management and Advisory	$22,748,000	$21,771,000	$20,114,000

FINANCIAL RATIOS:
Total Equity/Total Assets	9.93%	10.21%	9.50%
Tangible Common Equity/ Tangible Assets (5)	7.46%	7.61%	7.70%
Tier I Common Equity/ Risk Weighted Assets (5)	10.12%	9.95%	9.69%
Allowance for Loan Losses/Total Loans	1.57%	1.67%	1.83%
Allowance for Loan Losses/Nonaccrual Loans	152%	155%	124%
Return on Average Assets - Three Months Ended (Annualized)	1.18%	1.39%	1.00%
Return on Average Common Equity - Three Months Ended (Annualized) (6)	12.32%	14.58%	11.30%
Return on Average Tangible Common Equity - Three Months Ended (Annualized) (6)	15.54%	18.41%	14.33%
Efficiency Ratio - Three Months Ended (7)	68.29%	64.06%	73.85%

Boston Private Financial Holdings, Inc.
Selected Financial Data (Unaudited)

	Average Balance			Interest Income/Expense			Average Yield/Rate
(In Thousands)	Three Months Ended			Three Months Ended			Three Months Ended
AVERAGE BALANCE SHEET:	09/30/2013	06/30/2013	09/30/2012	09/30/2013	06/30/2013	09/30/2012	09/30/2013	06/30/2013	09/30/2012
AVERAGE ASSETS
Interest-Earning Assets:
Cash and Investments:
Taxable investment securities	$244,408	$208,717	$271,990	$548	$493	$890	0.90%	0.94%	1.31%
Non-taxable investment securities (8)	209,511	204,219	188,183	1,148	1,196	1,221	2.19%	2.34%	2.60%
Mortgage-backed securities	263,380	294,976	257,680	1,338	1,340	1,537	2.03%	1.82%	2.38%
Federal funds sold and other	244,622	152,037	440,586	273	175	290	0.44%	0.46%	0.26%
Total Cash and Investments	961,921	859,949	1,158,439	3,307	3,204	3,938	1.37%	1.49%	1.36%
Loans: (9)
Commercial and Construction (8)	2,657,121	2,702,401	2,768,279	30,435	31,855	33,932	4.48%	4.66%	4.88%
Residential	1,984,565	1,963,701	2,038,277	15,782	16,097	18,230	3.18%	3.28%	3.58%
Home Equity and Other Consumer	258,579	271,063	280,366	2,003	1,984	2,236	3.07%	2.94%	3.17%
Total Loans	4,900,265	4,937,165	5,086,922	48,220	49,936	54,398	3.88%	4.02%	4.26%
Total Earning Assets	5,862,186	5,797,114	6,245,361	51,527	53,140	58,336	3.47%	3.64%	3.72%
LESS: Allowance for Loan Losses	81,262	83,711	99,778
Cash and due From Banks (Non-Interest Bearing)	40,164	43,143	42,688
Other Assets	375,910	380,462	412,559
TOTAL AVERAGE ASSETS	$6,196,998	$6,137,008	$6,600,830
AVERAGE LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS, AND SHAREHOLDERS' EQUITY
Interest-Bearing Liabilities:
Deposits:
Savings and NOW	$492,983	$523,229	$458,499	$97	$107	$127	0.08%	0.08%	0.11%
Money Market	2,425,333	2,272,302	2,260,748	1,782	1,627	2,206	0.29%	0.29%	0.39%
Certificates of Deposit	627,166	669,996	805,540	1,327	1,386	1,873	0.84%	0.85%	0.92%
Total Deposits	3,545,482	3,465,527	3,524,787	3,206	3,120	4,206	0.36%	0.37%	0.47%
Junior Subordinated Debentures	125,729	133,605	168,288	1,119	1,156	1,507	3.48%	3.42%	3.50%
FHLB Borrowings and Other	501,263	584,030	637,471	2,762	2,950	3,953	2.16%	2.00%	2.43%
Total Interest-Bearing Liabilities	4,172,474	4,183,162	4,330,546	7,087	7,226	9,666	0.67%	0.69%	0.88%
Noninterest Bearing Demand Deposits	1,277,319	1,212,127	1,561,135
Other Liabilities	114,588	116,744	105,914
Total Average Liabilities	5,564,381	5,512,033	5,997,595
Redeemable Noncontrolling Interests	17,688	15,966	18,496
Average Shareholders' Equity	614,929	609,009	584,739
TOTAL AVERAGE LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS, AND SHAREHOLDERS' EQUITY	$6,196,998	$6,137,008	$6,600,830
Net Interest Income - on a Fully Taxable Equivalent Basis (FTE)				$44,440	$45,914	$48,670
LESS: FTE Adjustment (8)				2,138	2,015	2,304
Net Interest Income (GAAP Basis)				$42,302	$43,899	$46,366
Interest Rate Spread							2.80%	2.95%	2.84%
Net Interest Margin							2.99%	3.14%	3.11%

Boston Private Financial Holdings, Inc.
Selected Financial Data (Unaudited)

	Average Balance		Interest Income/Expense		Average Yield/Rate
(In Thousands)	Nine Months Ended		Nine Months Ended		Nine Months Ended
AVERAGE BALANCE SHEET:	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
AVERAGE ASSETS
Interest-Earning Assets:
Cash and Investments:
Taxable investment securities	$216,472	$329,337	$1,555	$3,225	0.96%	1.31%
Non-taxable investment securities (8)	206,344	189,536	3,635	3,718	2.35%	2.62%
Mortgage-backed securities	291,815	251,593	4,080	4,743	1.86%	2.51%
Federal funds sold and other	189,503	245,485	624	511	0.44%	0.28%
Total Cash and Investments	904,134	1,015,951	9,894	12,197	1.46%	1.60%
Loans: (9)
Commercial and Construction (8)	2,721,191	2,683,936	94,277	101,096	4.57%	5.03%
Residential	1,983,966	1,941,345	48,809	54,037	3.28%	3.71%
Home Equity and Other Consumer	265,913	297,532	5,974	7,331	3.00%	3.29%
Total Loans	4,971,070	4,922,813	149,060	162,464	3.97%	4.41%
Total Earning Assets	5,875,204	5,938,764	158,954	174,661	3.58%	3.93%
LESS: Allowance for Loan Losses	83,090	99,164
Cash and due From Banks (Non-Interest Bearing)	41,780	59,085
Other Assets	391,399	445,116
TOTAL AVERAGE ASSETS	$6,225,293	$6,343,801
AVERAGE LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS, AND SHAREHOLDERS' EQUITY
Interest-Bearing Liabilities:
Deposits (10):
Savings and NOW	$530,701	$497,128	$336	$659	0.08%	0.18%
Money Market	2,365,310	2,116,993	5,495	6,490	0.31%	0.41%
Certificates of Deposit	658,464	863,646	4,281	6,395	0.87%	0.99%
Total Deposits	3,554,475	3,477,767	10,112	13,544	0.38%	0.52%
Junior Subordinated Debentures	132,117	174,665	3,429	4,950	3.42%	3.72%
FHLB Borrowings and Other	540,788	684,626	8,777	12,519	2.14%	2.40%
Total Interest-Bearing Liabilities	4,227,380	4,337,058	22,318	31,013	0.70%	0.95%
Noninterest Bearing Demand Deposits	1,251,112	1,305,344
Other Liabilities	117,505	108,116
Total Average Liabilities	5,595,997	5,750,518
Redeemable Noncontrolling Interests	18,193	20,001
Average Shareholders' Equity	611,103	573,282
TOTAL AVERAGE LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS, AND SHAREHOLDERS' EQUITY	$6,225,293	$6,343,801
Net Interest Income - on a Fully Taxable Equivalent Basis (FTE)			$136,636	$143,648
LESS: FTE Adjustment (8)			6,159	5,918
Net Interest Income (GAAP Basis)			$130,477	$137,730
Interest Rate Spread					2.88%	2.98%
Net Interest Margin					3.08%	3.23%

Boston Private Financial Holdings, Inc.
Selected Financial Data (Unaudited)

(In Thousands)	September 30, 2013	June 30, 2013	September 30, 2012
LOAN DATA (11):
Commercial and Industrial Loans:
New England	$671,564	$670,377	$642,141
San Francisco Bay	75,519	72,511	65,034
Southern California	41,342	53,745	31,181
Pacific Northwest	—	—	47,979
Total Commercial and Industrial Loans	$788,425	$796,633	$786,335
Commercial Real Estate Loans:
New England	$673,428	$622,529	$645,222
San Francisco Bay	597,405	622,743	663,753
Southern California	451,198	433,396	354,097
Pacific Northwest	—	—	141,739
Total Commercial Real Estate Loans	$1,722,031	$1,678,668	$1,804,811
Construction and Land Loans:
New England	$106,324	$104,451	$116,783
San Francisco Bay	34,074	34,073	36,747
Southern California	14,211	11,721	8,590
Pacific Northwest	—	—	2,771
Total Construction and Land Loans	$154,609	$150,245	$164,891
Residential Loans:
New England	$1,218,560	$1,172,993	$1,168,492
San Francisco Bay	466,801	452,344	391,782
Southern California	321,341	313,031	306,001
Pacific Northwest	—	—	74,942
Total Residential Loans	$2,006,702	$1,938,368	$1,941,217
Home Equity Loans:
New England	$79,168	$81,588	$81,473
San Francisco Bay	31,882	32,705	37,122
Southern California	7,044	6,301	7,280
Pacific Northwest	—	—	2,377
Total Home Equity Loans	$118,094	$120,594	$128,252
Other Consumer Loans:
New England	$116,692	$139,533	$116,951
San Francisco Bay	8,518	8,024	11,551
Southern California	7,005	6,463	8,964
Pacific Northwest	—	—	1,678
Eliminations and other, net	146	185	2,957
Total Other Consumer Loans	$132,361	$154,205	$142,101
Total Loans
New England	$2,865,736	$2,791,471	$2,771,062
San Francisco Bay	1,214,199	1,222,400	1,205,989
Southern California	842,141	824,657	716,113
Pacific Northwest	—	—	271,486
Eliminations and other, net	146	185	2,957
Total Loans	$4,922,222	$4,838,713	$4,967,607

Boston Private Financial Holdings, Inc.
Selected Financial Data (Unaudited)

(In Thousands)	September 30, 2013	June 30, 2013	September 30, 2012
CREDIT QUALITY (11):
Special Mention Loans:
New England	$34,630	$28,644	$33,174
San Francisco Bay	20,875	21,617	26,443
Southern California	18,704	19,077	26,967
Pacific Northwest	—	—	7,838
Total Special Mention Loans	$74,209	$69,338	$94,422
Accruing Substandard Loans (12):
New England	$12,053	$17,657	$39,707
San Francisco Bay	27,049	43,460	49,754
Southern California	5,207	8,656	13,588
Pacific Northwest	—	—	4,757
Total Accruing Substandard Loans	$44,309	$69,773	$107,806
Nonaccruing Loans:
New England	$30,160	$25,361	$36,919
San Francisco Bay	14,218	19,379	28,710
Southern California	6,414	7,549	6,817
Pacific Northwest	—	—	948
Total Nonaccruing Loans	$50,792	$52,289	$73,394
Other Real Estate Owned:
New England	$191	$191	$191
San Francisco Bay	585	585	2,383
Southern California	—	—	—
Pacific Northwest (1)	—	—	612
Total Other Real Estate Owned	$776	$776	$3,186
Loans 30-89 Days Past Due and Accruing (13):
New England	$2,047	$7,433	$4,832
San Francisco Bay	2,317	3,504	3,751
Southern California	3,819	605	917
Pacific Northwest	—	—	—
Total Loans 30-89 Days Past Due and Accruing	$8,183	$11,542	$9,500
Loans (Charged-off)/ Recovered, Net for the Three Months Ended:
New England	$22	$(864)	$(3,528)
San Francisco Bay	2,111	175	189
Southern California	244	1,203	231
Pacific Northwest	—	—	(817)
Total Net Loans (Charged-off)/ Recovered	$2,377	$514	$(3,925)
Loans (Charged-off)/ Recovered, Net for the Nine Months Ended:
New England	$(2,078)		$(4,445)
San Francisco Bay	778		(1,674)
Southern California	2,420		121
Pacific Northwest	—		(687)
Total Net Loans (Charged-off)/ Recovered	$1,120		$(6,685)

Boston Private Financial Holdings, Inc.
Selected Financial Data
(Unaudited)

FOOTNOTES:

(1)
On December 17, 2012, Boston Private Bank & Trust Company announced that it had entered into an agreement to sell its three offices in the Pacific Northwest region. The sale closed on May 10, 2013, at which time the Company recorded a gain on sale of $10.6 million. At September 30, 2012, the Pacific Northwest region had $271.5 million in loans and $189.3 million in deposits.

(2)
Net income from discontinued operations consists of contingent payments from certain of our divested affiliates, including Davidson Trust Company; Boston Private Value Investors, Inc.; Sand Hill Advisors, LLC; RINET Company, LLC; Gibraltar Private Bank & Trust Company; and Westfield Capital Management Company, LLC.

(3)
Adjustments to net income attributable to the Company to arrive at net income attributable to the common shareholders, as presented in these tables, include decrease/ (increase) in noncontrolling interests redemption value, dividends paid on preferred stock, and dividends on participating securities. In the second quarter of 2013, the Company repurchased its Series B Preferred stock, and the deemed dividend related to this repurchase of $11.7 million is considered a dividend for the calculation of earnings per share for the nine months ended September 30, 2013.

(4)
When the Company has positive net income from continuing operations attributable to the common shareholders, the Company adds additional shares to basic weighted average shares outstanding to arrive at diluted weighted average shares outstanding for the diluted earnings per share calculation. These additional shares reflect the assumed exercise, conversion, or contingent issuance of dilutive securities. If the additional shares would result in anti-dilution they would be excluded from the diluted earning per share calculation. The potential dilutive shares relate to: unexercised stock options, unvested non-participating restricted stock, and unexercised stock warrants. The amount of shares that were anti-dilutive for the three and nine months ended September 30, 2013 was less than 0.1 million. The amount of shares that were anti-dilutive for the three months ended June 30, 2013 was less than 0.1 million. The amount of shares that were anti-dilutive for the three and nine months ended September 30, 2012 was 0.8 million in both periods. See Part II. Item 8. "Financial Statements and Supplementary Data - Note 16: Earnings Per Share" in the Company's Annual Report on Form 10-K for the year ended December 31, 2012 for additional information.

Boston Private Financial Holdings, Inc.
Selected Financial Data
(Unaudited)

(5)
The Company uses certain non-GAAP financial measures, such as: Tangible Book Value Per Share and the Tangible Common Equity ("TCE") to Tangible Assets ("TA") ratio to provide information for investors to effectively analyze financial trends of ongoing business activities, and to enhance comparability with peers across the financial sector.

Reconciliations from the Company's GAAP Total Equity to Total Assets ratio to the Non-GAAP TCE to TA ratio, and from GAAP Book Value to Non-GAAP Tangible Book Value are presented below:

The Company calculates Tangible Assets by adjusting Total Assets to exclude Goodwill and Intangible Assets.

The Company calculates Tangible Common Equity by adjusting Total Equity to exclude non-convertible Series D Preferred stock; exclude Goodwill and Intangible Assets, net; and include the difference between Redemption Value and value per ASC 810, Consolidation ("ASC 810"), for Redeemable Noncontrolling Interests.

(In thousands, except per share data)	September 30, 2013	June 30, 2013	September 30, 2012
Total Balance Sheet Assets	$6,274,939	$5,966,930	$6,272,784
LESS: Goodwill and Intangible Assets, net	(131,836)	(132,892)	(135,486)
Tangible Assets (non-GAAP)	$6,143,103	$5,834,038	$6,137,298
Total Shareholders' Equity	$623,037	$609,277	$595,602
LESS: Series D Preferred Stock (non-convertible)	(47,753)	(47,754)	—
LESS: Goodwill and Intangible Assets, net	(131,836)	(132,892)	(135,486)
ADD: Difference between Redemption Value of Noncontrolling Interests and value under ASC 810	14,522	15,146	12,744
Total adjusting items	(165,067)	(165,500)	(122,742)
Tangible Common Equity (non-GAAP)	$457,970	$443,777	$472,860
Total Equity/Total Assets	9.93%	10.21%	9.50%
Tangible Common Equity/Tangible Assets (non-GAAP)	7.46%	7.61%	7.70%

Total Risk Weighted Assets *	$4,474,621	$4,379,436	$4,551,665
Tier I Common Equity *	452,879	435,630	440,974
Tier I Common Equity/ Risk Weighted Assets	10.12%	9.95%	9.69%

End of Period Shares Outstanding	79,822	79,734	78,930
End of Period Carlyle Common Convertible Shares	—	—	7,261
Common Equivalent Shares	79,822	79,734	86,191

Book Value Per Common Share	$7.21	$7.04	$6.81
Tangible Book Value Per Share (non-GAAP)	$5.74	$5.57	$5.49
*     Risk Weighted Assets and Tier I Common Equity for September 30, 2013 are presented based on estimated data.

Boston Private Financial Holdings, Inc.
Selected Financial Data
(Unaudited)

(6)
The Company uses certain non-GAAP financial measures, such as: Return on Average Common Equity and Return on Average Tangible Common Equity to provide information for investors to effectively analyze financial trends of ongoing business activities, and to enhance comparability with peers across the financial sector.

Reconciliations from the Company's GAAP Return on Average Equity ratio to the Non-GAAP Return on Average Common Equity ratio, and the Non-GAAP Return on Average Tangible Common Equity ratio are presented below:

The Company calculates Average Common Equity by adjusting Average Equity to exclude Average Preferred Equity.

The Company calculates Average Tangible Common Equity by adjusting Average Equity to exclude Average Goodwill and Intangible Assets, net and Average Preferred Equity, and includes the Average Difference between Redemption Value and value per ASC 810, Consolidation ("ASC 810"), for Redeemable Noncontrolling Interests.

(In thousands, except per share data)	September 30, 2013	June 30, 2013	September 30, 2012
Total average shareholders' equity	$614,929	$609,009	$584,739
LESS: Average Series D preferred stock (non-convertible)	(47,754)	(39,358)	—
Average common equity (non-GAAP)	567,175	569,651	584,739
LESS: Average goodwill and intangible assets, net	(132,373)	(133,451)	(137,004)
ADD: Average difference between redemption value of noncontrolling interests and value under ASC 810	14,834	15,003	13,341
Total adjusting items	(117,539)	(118,448)	(123,663)
Average Tangible Common Equity (non-GAAP)	$449,636	$451,203	$461,076

Net income attributable to the Company	$18,336	$21,328	$16,513
Less: Dividends on Series D preferred stock*	(869)	(560)	—
Net income, after dividends on Series D preferred stock (non-GAAP)	$17,467	$20,768	$16,513

Return on Average Equity - Three Months Ended (Annualized)	11.93%	14.01%	11.30%
Return on Average Common Equity - Three Months Ended (Annualized) (non-GAAP)	12.32%	14.58%	11.30%
Return on Average Tangible Common Equity - Three Months Ended (Annualized) (non-GAAP)	15.54%	18.41%	14.33%
* Dividend for three months ended June 30, 2013 represents dividend paid for the portion of the dividend period ending June 15, 2013 that the Series D preferred stock was outstanding. Going forward, full period dividends of $0.9 million are expected to be paid each quarter on December 15, March 15 June 15, and September 15.

Boston Private Financial Holdings, Inc.
Selected Financial Data
(Unaudited)

(7)
The Company uses certain non-GAAP financial measures, such as: pre-tax, pre-provision earnings; net income excluding the effect of significant transactions; earnings per share excluding the effect of significant transactions; and the efficiency ratio to provide information for investors to effectively analyze financial trends of ongoing business activities, and to enhance comparability with peers across the financial sector.

Reconciliations from the Company's GAAP income from continuing operations before income taxes to Non-GAAP pre-tax, pre-provision earnings; from GAAP Net income attributable to the Company to Non-GAAP net income attributable to the Company, excluding significant transactions; from GAAP diluted total EPS to Non-GAAP diluted total EPS, excluding the effect of significant transactions; and from GAAP efficiency ratio to Non-GAAP efficiency ratio (FTE basis) are presented below:

	Three Months Ended			Nine Months Ended
(In thousands, except per share data)	September 30, 2013	June 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Income before income taxes (GAAP)	$26,443	$30,067	$20,820	$74,818	$50,985
ADD BACK: Provision/ (credit) for loan losses	(6,000)	(2,000)	(4,000)	(8,000)	1,700
Pre-tax, pre-provision earnings (Non-GAAP)	$20,443	$28,067	$16,820	$66,818	$52,685

Net income attributable to the Company (GAAP)	$18,336	$21,328	$16,513	$52,867	$40,179
LESS: Gain on sale of Pacific Northwest offices, net of tax	—	6,267	—	6,267	—
Net income attributable to the Company, excluding the effect of significant transactions (Non-GAAP)	$18,336	$15,061	$16,513	$46,600	$40,179

Net Income Attributable to the Common Shareholders, after allocation to participating securities (GAAP)	$17,511	$8,661	$14,446	$37,899	$35,597
ADD BACK: Deemed dividend due to repurchase of Series B Preferred	—	11,738	—	11,738	—
LESS: Gain on sale of Pacific Northwest offices, net of tax	—	(6,267)	—	(6,267)	—
Net Income Attributable to the Common Shareholders, after allocation to participating securities, excluding the effect of significant transactions (Non-GAAP)	$17,511	$14,132	$14,446	$43,370	$35,597

Diluted Total Earnings per Share (GAAP)	$0.22	$0.11	$0.19	$0.48	$0.46
Diluted Total Earnings Per Share, excluding the effect of significant transactions (Non-GAAP)	$0.22	$0.18	$0.19	$0.55	$0.46

Total operating expense (GAAP)	$51,953	$56,688	$58,150	$165,205	$169,112
Less: Amortization of intangibles	1,056	1,101	1,082	3,275	3,263
Total operating expense (excluding amortization of intangibles) (Non-GAAP)	$50,897	$55,587	$57,068	$161,930	$165,849

Net interest income	$42,302	$43,899	$46,366	$130,477	$137,730
Total core fees and income	29,826	30,107	27,596	89,854	80,250
Total other income	268	10,749	1,008	11,692	3,817
FTE income	2,138	2,015	2,304	6,159	5,918
Total revenue (FTE basis)	$74,534	$86,770	$77,274	$238,182	$227,715
Efficiency Ratio, before deduction of intangible amortization (GAAP)	71.76%	66.88%	77.56%	71.20%	76.25%
Efficiency Ratio, FTE Basis (non-GAAP)	68.29%	64.06%	73.85%	67.99%	72.83%

(8)	Interest income on non-taxable investments and loans are presented on an FTE basis using the federal statutory rate of 35% for each period presented.

(9)	Includes Loans Held for Sale and Nonaccrual Loans.

(10)	Includes Deposits Held for Sale.

(11)
The concentration of the Private Banking loan data and credit quality is primarily based on the location of the lender's regional offices. Loans in the Pacific Northwest region that were not included the sale of that region's offices are included with the offices from which they are being managed after the sale. Net loans from the Holding Company to certain principals of the Company's affiliate partners, loans at the Company's non-banking segments, and inter-company loan eliminations are identified as “Eliminations and other, net”.

(12)
Accruing substandard loans include loans that are classified as substandard but are still accruing interest income. The Bank may classify a loan as substandard where known information about possible credit problems of the related borrowers causes management to have doubts as to the ability of such borrowers to comply with the present repayment terms and which may result in disclosure of such loans as nonaccrual at some time in the future.

(13)
In addition to loans 30-89 days past due and accruing, at September 30, 2013, the Company had four loans totaling $1.7 million that were more than 90 days past due but still on accrual status. These loans originated in the San Francisco Bay and New England regions. At June 30, 2013, the Company had one loan totaling $0.1 million that was more than 90 days past due but still on accrual status. This loan originated in the New England region. At September 30, 2012, the Company had three loans totaling $2.7 million that were more than 90 days past due but still on accrual status. These loans originated in the New England and San Francisco Bay regions.